Exhibit 99.1

Fox Factory Holding Corp. Announces Fourth Quarter and Record Fiscal 2018 Financial Results

Fourth Quarter 2018 Sales Increased 29.5% to $156.8 Million
Gross Margin Increased 20 Basis Points to 32.5%
Achieves Earnings per Diluted Share of $0.52; Adjusted Earnings per Diluted Share of $0.58; Exceeds Guidance
Introduces Fiscal 2019 Guidance

BRASELTON, Georgia, February 26, 2019 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended December 28, 2018.

Fourth Quarter Fiscal 2018 Highlights

•	Sales increased 29.5% to $156.8 million compared to $121.1 million in the same period last fiscal year

•	Gross margin increased 20 basis points to 32.5% compared to 32.3% in the same period last fiscal year; Non-GAAP adjusted gross margin remained unchanged compared to the same period last fiscal year

•
Net income attributable to FOX stockholders was $20.1 million, or 12.8% of sales and $0.52 of earnings per diluted share, compared to $2.8 million, or 2.3% of sales and $0.07 of earnings per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $22.5 million, or $0.58 of adjusted earnings per diluted share, compared to $14.9 million, or $0.38 of adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $29.8 million, or 19.0% of sales, compared to $23.6 million, or 19.5% of sales in the same period last fiscal year

“We are pleased with our record results in 2018,” commented Larry L. Enterline, FOX's Chief Executive Officer. “Our net sales approached the high-end of our expectations and profitability exceeded our guidance for the fourth quarter and fiscal year. We experienced favorable business fundamentals with continued growth across our Powered Vehicles Group and our Specialty Sports Group. For fiscal 2019, we believe FOX is well positioned for future growth in new and existing categories with our compelling performance-defining offerings.”
Mr. Enterline continued, “Based on our strong operational and financial results as well as our outlook for 2019, we continue to opportunistically make strategic investments to expand our manufacturing capacity primarily in our U.S. operations to better support the needs of FOX’s growing business over the next several years.”
Sales for the fourth quarter of fiscal 2018 were $156.8 million, an increase of 29.5% as compared to sales of $121.1 million in the fourth quarter of fiscal 2017. This increase reflects a 47.7% increase in Powered Vehicle Group sales and an 11.9% increase in Specialty Sports Group sales. The increase in sales across the Company’s businesses was primarily due to the continued success of its product lineup, particularly in the OEM channel, as well as the inclusion of a full quarter of sales from Tuscany.

Gross margin was 32.5% for the fourth quarter of fiscal 2018, a 20 basis point increase from gross margin of 32.3% in the fourth quarter of fiscal 2017. On a non-GAAP basis, adjusted gross margin which excludes the effects of acquisition-related costs incurred in the fourth quarter of 2017, remained unchanged when compared with the current quarter. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $28.1 million for the fourth quarter of fiscal 2018 compared to $23.1 million in the fourth quarter of fiscal 2017. The increase in operating expenses is primarily a result of inclusion of a full quarter of expenses from the Company’s Tuscany subsidiary, higher amortization expense on acquired intangible assets, and investments in research and development to support future growth, offset by lower acquisition-related expenses.
As a percentage of sales, operating expenses were 18.0% for the fourth quarter of fiscal 2018 compared to 19.1% in the fourth quarter of fiscal 2017. Non-GAAP operating expenses were $25.0 million, or 16.0% of sales in the fourth quarter of fiscal 2018 compared to $19.8 million, or 16.4% of sales, in the fourth quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 7.3% in the fourth quarter of fiscal 2018, compared to 81.3% in the fourth quarter of fiscal 2017. The fourth quarter of fiscal 2017 includes tax expenses from the one-time impact of the Tax Cuts and Jobs Act (“the Act”) of $9.3 million or $0.24 per diluted share. Excluding the impact of the Act, the Company’s adjusted effective tax rate was 20.4% in the fourth quarter of 2017. The reduction in rate from 20.4% to 7.3% is primarily due to benefits associated with our international restructuring efforts, as well as lower US corporate tax rates resulting from the Act.
Net income attributable to FOX stockholders in the fourth quarter of fiscal 2018 was $20.1 million, compared to $2.8 million in the fourth quarter of the prior fiscal year. Earnings per diluted share for the fourth quarter of fiscal 2018 was $0.52, compared to earnings per diluted share of $0.07 for the fourth quarter of fiscal 2017.
Non-GAAP adjusted net income was $22.5 million, or $0.58 of adjusted earnings per diluted share, compared to adjusted net income of $14.9 million, or $0.38 of adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
    Adjusted EBITDA in the fourth quarter of fiscal 2018 was $29.8 million, compared to $23.6 million in the fourth quarter of fiscal 2017. Adjusted EBITDA margin in the fourth quarter of fiscal 2018 was 19.0%, compared to 19.5% in the fourth quarter of fiscal 2017. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Fiscal Year 2018 Results
Sales for the fiscal year ended December 28, 2018, were $619.2 million, an increase of 30.2% compared to fiscal 2017. Sales in the Power Vehicle Group and Specialty Sports Group increased 46.5% and 14.9%, respectively, for fiscal 2018 compared to the prior year.
Gross margin was 33.2% for the fiscal year ended December 28, 2018, a 70 basis point increase, compared to gross margin of 32.5% in fiscal 2017. Gross margin improved primarily due to increased operating leverage on higher volume and improved manufacturing efficiencies.

Net income attributable to FOX stockholders in the fiscal year ended December 28, 2018 was $84.0 million, compared to $43.1 million in the prior year. Earnings per diluted share for fiscal 2018 was $2.16, compared to $1.11 in fiscal 2017.
Non-GAAP adjusted net income was $86.7 million, or $2.22 of adjusted earnings per diluted share, compared to $61.5 million, or $1.59 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $124.6 million in fiscal 2018, compared to $93.8 million in fiscal 2017. Adjusted EBITDA margin in fiscal 2018 was 20.1%, compared to 19.7% in fiscal 2017. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of December 28, 2018, the Company had cash and cash equivalents of $28.0 million compared to $35.9 million as of December 29, 2017. Total debt was $59.4 million, compared to $98.6 million as of December 29, 2017, reflecting pay down of debt incurred in connection with the Company’s 2017 acquisition of Tuscany. Inventory was $107.1 million as of December 28, 2018, compared to $84.8 million as of December 29, 2017. As of December 28, 2018, accounts receivable and accounts payable were $78.9 million and $55.1 million, respectively, compared to December 29, 2017 balances of $61.1 million and $40.8 million, respectively. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth.

Fiscal 2019 Guidance
For the first quarter of fiscal 2019, the Company expects sales in the range of $150 million to $158 million and non-GAAP adjusted earnings per diluted share in the range of $0.44 to $0.49.
For the fiscal year 2019, the Company expects sales in the range of $695 million to $715 million and non-GAAP adjusted earnings per diluted share in the range of $2.45 to $2.55. The Company’s full year 2019 guidance assumes a non-GAAP tax rate range of 15% to 19%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense, certain acquisition-related adjustments and expenses, litigation-related expenses, offering expenses, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the first quarter and full fiscal year 2019 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
CEO Succession Plan
In a separate press release today, FOX also announced Mr. Enterline will retire from the role of CEO after eight years with the Company, and become Executive Chairman of the Board, on June 29, 2019. Concurrently, Mike Dennison, FOX’s President, Powered Vehicles Group, will become CEO and remain a director on the Board of Directors. With the appointment of Mr. Enterline to Executive Chairman, Dudley Mendenhall will transition from Chairman of the Board of Directors to Lead Independent Director.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13687485. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related operating expenses, litigation-related costs, and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related expenses, litigation-related costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition-related compensation expense, litigation-related costs, and certain other acquisition-related costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	December 28,	December 29,
	2018	2017

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,958	$35,947
Accounts receivable (net of allowances of $600 and $676 at December 28, 2018 and December 29, 2017, respectively)	78,882	61,060
Inventory	107,140	84,841
Prepaids and other current assets	17,967	18,055
Total current assets	231,947	199,903
Property, plant and equipment, net	64,788	43,636
Deferred tax assets	15,328	2,669
Goodwill	88,850	88,438
Intangibles, net	83,974	90,044
Other assets	367	551
Total assets	$485,254	$425,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$55,086	$40,813
Accrued expenses	33,607	29,563
Reserve for uncertain tax positions	1,169	7,787
Current portion of long-term debt	6,923	5,038
Total current liabilities	96,785	83,201
Line of credit	—	35,585
Long-term debt, less current portion	52,503	58,020
Deferred rent	479	645
Total liabilities	149,767	177,451
Redeemable non-controlling interest	14,282	12,955
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of December 28, 2018 and December 29, 2017	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,881 shares issued and 37,991 outstanding as of December 28, 2018; 38,497 shares issued and 37,607 outstanding as of December 29, 2017	38	38
Additional paid-in capital	116,019	112,793
Treasury stock, at cost; 890 common shares as of December 28, 2018 and December 29, 2017	(13,754)	(13,754)
Accumulated other comprehensive loss	(784)	(168)
Retained earnings	219,686	135,926
Total stockholders’ equity	321,205	234,835
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$485,254	$425,241

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Sales	$156,810	$121,093	$619,225	$475,633
Cost of sales	105,857	81,971	413,729	321,143
Gross profit	50,953	39,122	205,496	154,490
Operating expenses:
Sales and marketing	9,154	7,332	37,296	27,905
Research and development	6,827	5,169	25,847	20,178
General and administrative	10,620	9,671	41,756	34,933
Amortization of purchased intangibles	1,499	897	6,065	2,986
Fair value adjustment of contingent consideration and acquisition-related compensation	—	—	—	1,447
Total operating expenses	28,100	23,069	110,964	87,449
Income from operations	22,853	16,053	94,532	67,041
Other expense, net:
Interest expense	681	700	3,059	2,396
Other expense	201	71	583	360
Other expense, net	882	771	3,642	2,756
Income before income taxes	21,971	15,282	90,890	64,285
Provision for income taxes	1,603	12,425	5,523	21,102
Net income	20,368	2,857	85,367	43,183
Less: net income attributable to non-controlling interest	233	55	1,327	55
Net income attributable to FOX stockholders	$20,135	$2,802	$84,040	$43,128
Earnings per share:
Basic	$0.53	$0.07	$2.22	$1.15
Diluted	$0.52	$0.07	$2.16	$1.11
Weighted average shares used to compute earnings per share:
Basic	37,989	37,555	37,805	37,373
Diluted	39,083	38,852	38,956	38,738

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and twelve months ended December 28, 2018 and December 29, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income attributable to FOX stockholders	$20,135	$2,802	$84,040	$43,128
Amortization of purchased intangibles	1,499	897	6,065	2,986
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	1,237	1,480	7,160	4,650
Other acquisition and integration-related expenses (2)	154	1,096	946	1,916
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	167	—	466	—
Settlement of audit and recognition of tax position (5)	—	—	(9,838)	—
Tax reform legislation impacts (6)	(444)	9,301	264	9,301
Tax impacts of reconciling items above (7)	(238)	(688)	(2,431)	(2,040)
Non-GAAP adjusted net income	$22,510	$14,888	$86,672	$61,501

Non-GAAP adjusted EPS
Basic	$0.59	$0.40	$2.29	$1.65
Diluted	$0.58	$0.38	$2.22	$1.59

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,989	37,555	37,805	37,373
Diluted	39,083	38,852	38,956	38,738
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Amortization or accrual of purchase price classified as compensation expense	$—	$—	$—	$1,597
Periodic revaluation of Sport Truck contingent consideration	—	—	—	(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Acquisition related costs and expenses	$154	$848	$946	$1,668
Finished goods inventory valuation adjustment	—	248	—	248
Other acquisition related costs and expenses	$154	$1,096	$946	$1,916

(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $167 and $466 incurred during the three and twelve month period ended December 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(5) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.
(6) Reflects the initial impact of the Tax Cuts and Jobs Act in December 2017 as well as adjustments resulting from refinements to calculations used in the implementation of tax reform legislation.
(7) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and twelve months ended December 28, 2018 and December 29, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income	$20,368	$2,857	$85,367	$43,183
Provision for income taxes	1,603	12,425	5,523	21,102
Depreciation and amortization	3,749	2,811	14,210	9,904
Non-cash stock based compensation	1,673	2,127	7,322	8,727
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	1,237	1,480	7,160	4,650
Other acquisition and integration-related expenses (2)	154	1,096	946	1,916
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	167	—	466	—
Other expense, net	882	771	3,642	2,756
Adjusted EBITDA	$29,833	$23,567	$124,636	$93,798

Net Income Margin	13.0%	2.4%	13.8%	9.1%

Adjusted EBITDA Margin	19.0%	19.5%	20.1%	19.7%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Purchase price classified as compensation expense	$—	$—	$—	$1,597
Revaluation of Sport Truck contingent consideration	—	—		(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Acquisition related costs and expenses	$154	$848	$946	$1,668
Finished goods inventory valuation adjustment	—	248	—	248
Other acquisition related costs and expenses	$154	$1,096	$946	$1,916

(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $167 and $466 incurred during the three and twelve month period ended December 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and twelve months ended December 28, 2018 and December 29, 2017, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Sales	$156,810	$121,093	$619,225	$475,633

Gross Profit	$50,953	$39,122	$205,496	$154,490
Amortization of acquired inventory valuation markup (1)	—	248	—	248
Non-GAAP Adjusted Gross Profit	$50,953	$39,370	$205,496	$154,738

Gross Margin	32.5%	32.3%	33.2%	32.5%

Non-GAAP Adjusted Gross Margin	32.5%	32.5%	33.2%	32.5%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2017 acquisition of Tuscany.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and twelve months ended December 28, 2018 and December 29, 2017. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Sales	$156,810	$121,093	$619,225	$475,633

Operating Expense	$28,100	$23,069	$110,964	$87,449
Amortization of purchased intangibles	(1,499)	(897)	(6,065)	(2,986)
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	(1,447)
Patent litigation-related expenses	(1,237)	(1,480)	(7,160)	(4,650)
Tax reform implementation costs (2)	(167)	—	(466)	—
Other acquisition and integration-related expenses (3)	(154)	(848)	(946)	(1,668)
Offering expense (4)	—	—	—	(113)
Non-GAAP operating expense	$25,043	$19,844	$96,327	$76,585

Operating expense as a percentage of sales	17.9%	19.1%	17.9%	18.4%

Non-GAAP operating expense as a percentage of sales	16.0%	16.4%	15.6%	16.1%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the twelve months ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Purchase price classified as compensation expense	$—	$—	$—	$(1,597)
Revaluation of Sport Truck contingent consideration	—	—	—	150
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$(1,447)

(2) Represents costs and expenses of $167 and $466 incurred during the three and twelve month period ended December 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(3) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $154 and $946, and $848 and $1,668, for the three and twelve months ended December 28, 2018 and December 29, 2017, respectively.
(4) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in tariffs, quotas, trade barriers and other similar restrictions on sales; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; the outcome of pending litigation; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com